EXHIBIT 10.2.6

















                             CHARMING SHOPPES, INC.

                   NON-EMPLOYEE DIRECTORS COMPENSATION PROGRAM
                    As Amended and Restated at June 27, 2002






























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                             CHARMING SHOPPES, INC.


                   Non-Employee Directors Compensation Program
                    As Amended and Restated at June 27, 2002




     1. General Authorization.

     (a) Amendment and Restatement of the Program. The Board of Directors has approved this Non-Employee Directors Compensation Program (the "Program") of Charming Shoppes, Inc. (the "Company") as an amendment and restatement of the Non-Employee Directors Compensation Program adopted by the Board on August 21, 1996 and amended and restated effective July 1, 1999 (the "Prior Program"). Compensation of non-employee directors from and after June 27, 2002 (the "Effective Date") shall be governed by the Program. Such compensation before the Effective Date was governed by the Prior Program and other policies of the Company then in effect, except that the modified terms of Section 13 ("Definitions Relating to Change in Control") shall apply to all outstanding awards under the Prior Program. Accordingly:

     (i) The Prior Program and any resolutions of the Board relating thereto, insofar as they set forth the form, amount, and other terms of options, awards, and deferrals under the Prior Program after the Effective Date, are hereby superseded and of no further force and effect, but otherwise the Prior Program and resolutions relating thereto remain in full force and effect;

     (ii) Compensation authorized under the Company's Compensation Program for the Non-Employee Chairman of the Board of Directors (the "Chairman's Program") remains suspended; and

     (iii) Automatic grants of options under the Company's 1989 Directors Stock Option Plan remain suspended;

provided, however, that the Board reserves the right to modify this Program or reinstate the compensation authorized under the suspended plans.

     (b) Purpose. The purpose of the Program is to advance the interests of the Company and its shareholders by providing for fair and adequate compensation of non-employee directors in order to attract and retain high quality persons to serve as such and to enable such persons to increase their proprietary interest in the Company. In furtherance of this purpose, the Program provides for payment of cash fees, annual grants of options and RSUs, an initial grant to each newly elected or appointed director of Restricted Stock, and the opportunity for a director to elect deferred and alternative forms of compensation in lieu of cash fees for service as a director, including Deferred Shares and deferred cash.

     2. Definitions. In addition to the terms defined in Section 1, the following terms shall be defined as set forth below:

     (a) "Account" means the account established and maintained by the Company for RSUs granted under Section 9 and Deferred Shares and deferred cash credited under Section 10. A subaccount for RSUs and a subaccount for such Deferred Shares and deferred cash may be designated within the Account. The Account and RSUs, Deferred Shares and deferred cash credited thereto will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.


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     (b) "Administrator" means the individual or committee specified in Section
3(b) to whom the Board has delegated authority to administer the Program.

     (c) "Beneficiary" means the person(s) or trust(s) which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Administrator to receive the benefits specified under the Program upon such Participant's death. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive such benefits.

     (d) "Board" means the Board of Directors of the Company.

     (e) "Change in Control" and related terms are defined in Section 13.

     (f) "Code" means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

     (g) "Deferred Share" means a Share Unit credited to a Participant's Account under Section 10 as a result of deferral of cash fees.

     (h) "Director Compensation" means annual retainer fees payable to a director in his or her capacity as such for service on the Board and service as chairman of any Board committee, and any other fees payable to a director in his or her capacity as such for attending meetings and other service on the Board and Board committees. Reimbursement of expenses does not constitute Director Compensation.

     (i) "Disability" means a Participant's termination of service as a director of the Company due to a physical or mental incapacity of long duration which renders the Participant unable to perform the duties of a director of the Company.

     (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended, including rules thereunder and successor provisions and rules thereto.

     (k) "Fair Market Value," means, with respect to Shares, the fair market value of such Shares determined by such methods or procedures as shall be established from time to time by the Board. Unless otherwise determined by the Board, the Fair Market Value of a Share as of any given date means the closing sale price of a Share reported on the Nasdaq National Market (or, if Shares are then principally traded on a national securities exchange, in the table reporting "composite transactions" for such exchange) in the Wall Street Journal for such date, or, if no Shares were traded on that date, on the next preceding day on which there was such a trade.

     (l) "Mandatory Retirement" means the termination of a directors' service in accordance with any mandatory retirement policy adopted by the Board of Directors and then in effect.

     (m) "Option" means the right, granted to a Participant under Section 9, to purchase a specified number of Shares at the specified exercise price for a specified period of time under the Program. All Options will be non-qualified stock options.



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     (n) "Participant" means any person who has been granted an Option which remains outstanding, has RSUs, Deferred Shares or deferred cash credited to his or her Account, or has elected to defer receipt of Director Compensation in the form of Deferred Shares or deferred cash under the Program.

     (o) "Program Year" means, with respect to a Participant, the period commencing at the time of election of the director at an annual meeting of shareholders (or the election of a class of directors if the Company then has a classified Board of Directors), or the director's initial appointment to the Board if not at an annual meeting of shareholders, and continuing until the close of business of the day preceding the next annual meeting of shareholders.

     (p) "Restricted Stock" means Shares granted under Section 7, subject to a risk of forfeiture and restrictions on transfer for a specified period.

     (q) "RSU" or "Restricted Share Unit" means a Share Unit credited to a Participant's Account as a grant under Section 8, which is subject to a risk of forfeiture for a specified period.

     (r) "Shares" means shares of common stock of the Company and such other securities as may be substituted or resubstituted for Shares pursuant to Section 14(b).

     (s) "Share Unit" means a right to receive, at a specified settlement date, either a cash payment of the Fair Market Value of one Share or delivery of one Share, subject to the terms and conditions of the Program; provided, however, that, if and to the extent shareholders of the Company have approved an additional authorization of Shares under the Plan after the effective date by a vote satisfying applicable requirements of the Nasdaq National Market, (i) only actual Shares will be delivered in settlement of RSUs granted at or after the date of such shareholder approval, and (ii) the Board of Directors may determine that only actual Shares will be delivered in settlement of RSUs and/or Deferred Shares (granted on or after June 27, 2002) outstanding at the time of such shareholder approval or in settlement of Deferred Shares granted at or after the date of such shareholder approval, which determination will be irrevocable. Share Units in the form of RSUs shall be subject to a risk of forfeiture, but Share Units in the form of Deferred Shares will be at all times non-forfeitable.

     (t) "Valuation Date" shall mean the close of business on the last business day of each calendar quarter and, in the case of any final distribution of deferred cash from a Participant's Account, the day as of which such distribution is made; provided, however, that the Administrator may specify a different Valuation Date in order to coordinate the Participant's deferred cash balance with any actual investment by which the deferred cash balance is to be measured.


     3. Administration.

     (a) Authority. Both the Board and the Administrator (subject to the ability of the Board to restrict the Administrator) shall administer the Program in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Program, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Program, and to make all other determinations necessary or advisable for the administration of the Program. The Administrator may perform any function of the Board under the Program, except for establishing the form and amount of compensation under any provision, adopting material amendments to the Program under Section 14(e), and any other function from time to time specifically reserved by the Board to itself. Any actions of the Board or the Administrator with respect to the Program shall be final, conclusive, and binding upon all persons interested in the Program, except that any action of the Administrator will not be binding on the Board. The Board and Administrator may each appoint agents and delegate thereto powers and duties under the Program, except as otherwise limited by the Program.

     (b) Administrator. The Administrator shall be the Executive Vice President, General Counsel and Secretary of the Company, or, if that officer is unavailable, the Executive Vice President, Chief Financial Officer, or, if that officer is unavailable, the Executive Vice President and Director of Human Resources; provided, however, that the Board may designate a different individual or committee to serve as Administrator. In any case in which a director is a member of the Administrator, such director shall not act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Program. No bond or other security need be required of the Administrator or any member thereof in any jurisdiction.

     (c) Limitation of Liability. Each member of the Board and the Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Program. No member of the Board or the Administrator, nor any person to whom ministerial duties under the Program have been delegated, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Program, and any such person shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

     4. Shares Available Under the Program. The total number of Shares reserved and available for delivery under the Program (including the Prior Program) shall be 700,000 less the number of Shares issued under the Chairman's Program, subject to adjustment as provided in Section 14(b). Shares that may be delivered under the Program may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares acquired in the market for the account of a Participant. For purposes of the Program, if an Option expires for any reason without having been exercised in full, or if Restricted Stock is forfeited or cancelled, or if an RSU designated as settleable by delivery of a Share is forfeited or canceled, the Shares subject to the unexercised portion of such Option or to the forfeited or cancelled RSUs or Restricted Stock will again be available for delivery under the Program, and Shares will not be considered deliverable or delivered in connection with RSUs and Deferred Shares settleable or settled only in cash.

     5. Eligibility. Each non-employee director of the Company may participate in the Program, subject to the terms hereof. No person other than those specified in this Section 5 will be eligible to participate in the Program. The Administrator will notify each person of his or her eligibility to participate in an elective feature of the Program not later than 15 days (or such other period as may be determined by the Administrator) prior to any deadline for filing an election form.

     6. Cash Fees. Each non-employee director shall be paid an annual cash retainer fee and meeting fees, and each non-employee director serving as a chairperson of a committee of the Board shall be paid an additional annual cash retainer fee, in amounts to be determined by the Board from time to time, and such other fees as may be authorized by the Board. The policy with respect to these fees from and after the Effective Date and continuing until modified or revoked by the Board, shall be as follows:

     (i)  Annual cash retainer fee for service as non-employee director:
          $30,000;

     (ii) Annual cash retainer fee for service as chairperson of Board committee: $5,000; and


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     (iii) Meeting fees: $1,500 per meeting of the Board attended, and $1,000 per meeting of any Board committee attended. Such meeting fees will be paid for attendance by conference telephone or in any other manner that constitutes lawful participation in the meeting.

Such fees shall be payable in installments in accordance with current practice of the Company, unless otherwise determined by the Board. Reasonable expenses of non-employee directors incurred in connection with attendance at meetings and the performance of a director's duties shall be reimbursed if authorized by and in accordance with policies established by the Board from time to time.

     7. Initial Grant of Restricted Stock. If, at the date of a person's initial election or appointment as a member of the Board after the Effective Date, such person is a non-employee director eligible to participate in the Program, he or she shall be granted 10,000 Shares of Restricted Stock, subject to adjustment as provided in Section 14(b). Restricted Stock granted under this Section 7 shall be subject to the following terms and conditions:

     (a) Vesting and Forfeiture. An award granted under this Section 7, if not previously forfeited, shall become vested and non-forfeitable as to one-third of the number of Shares of Restricted Stock at the close of business on June 1 of each of the three calendar years following the date of grant of such award, rounded to the nearest number of whole Shares. In the event of a Change in Control or termination of the Participant's service as a director due to death or Disability, the award, if not previously vested or forfeited, shall immediately vest and become non-forfeitable in full. In the event of termination of the Participant's service as a director due to Mandatory Retirement by the Participant, the award, if not previously vested or forfeited, shall immediately vest and become non-forfeitable as to that number of Shares of Restricted Stock as would have vested and become non-forfeitable if the Participant had continued to serve as a director through the anticipated date of the next annual meeting of shareholders. Unless otherwise determined by the Board, an award of Restricted Stock that has not vested at or before the time of termination of the Participant's service as a director (this would include all unvested Restricted Stock in the event of a director's removal from service) as provided herein will cease to vest and will be forfeited upon such termination.

     (b) Dividends on Restricted Stock. Dividends on Restricted Stock declared and paid prior to the lapse of the risk of forfeiture on such Restricted Stock shall be automatically reinvested in additional Shares of Restricted Stock, which shall be subject to the same terms, including risk of forfeiture, as the Restricted Stock on which the dividend was paid; provided, however, that such dividends may instead be paid in cash, subject to such terms as the Administrator may determine, if reinvestment of dividends is determined by the Administrator to be administratively burdensome.

     (c) Awards Nontransferable. Restricted Stock shall be nontransferable by the Participant at any time that the award remains subject to a risk of forfeiture.



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     (d) Other Matters. Restricted Stock shall be settled by delivery of a Share certificate representing whole Shares, with cash paid in lieu of any fractional Share. The foregoing notwithstanding, the Administrator may deliver Shares upon lapse of restrictions in any other manner deemed appropriate by the Administrator. Restricted Stock granted under the Program may be evidenced in such manner as the Administrator shall determine. Unless otherwise determined by the Administrator, if certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

     8. Annual Grants of RSUs. If, at the date of an annual meeting of shareholders at which a director is elected or reelected as a member of the Board (or at which members of another class of directors are elected or reelected, if the Company then has a classified Board), a director is a non-employee director eligible to participate in the Program at the close of business on that date, he or she shall be granted 3,000 RSUs, subject to adjustment as provided in Section 14(b). RSUs granted under this Section 8 shall be subject to the following terms and conditions:

     (a) Vesting and Forfeiture. An award granted under this Section 8, if not previously forfeited, shall become vested and non-forfeitable as to all RSUs at the close of business on June 1 of the calendar year following the date of grant of such award. In the event of a Change in Control or termination of the Participant's service as a director due to death or Disability, the award, if not previously vested or forfeited, shall immediately vest and become non-forfeitable in full. In the event of termination of the Participant's service as a director due to a voluntary termination of service or Mandatory Retirement by the Participant, the award, if not previously vested or forfeited, shall immediately vest and become non-forfeitable as to that number of RSUs equal to the total number of RSUs multiplied by a fraction the numerator of which is the number of days from the date of grant to the date of termination of service and the denominator of which is the number of days from the date of grant until June 1 of the calendar year following the date of grant of such award (such fraction in no event will exceed one). Unless otherwise determined by the Board, an award of RSUs that has not vested at or before the time of termination of the Participant's service as a director (this would include all unvested RSUs in the event of a director's removal from service) as provided herein will cease to vest and will be forfeited upon such termination.

     (b) Dividend Equivalents on RSUs. Dividend Equivalents will be credited on RSUs in accordance with Section 11(a), with the resulting additional RSUs subject to the same terms, including risk of forfeiture, as the RSUs on which the dividend equivalent was paid; provided, however, that such dividend equivalents may instead be paid in cash, subject to such terms as the Administrator may determine, if reinvestment of dividends is determined by the Administrator to be administratively burdensome.

     (c) Settlement of RSUs. RSUs shall be settled at the time the risk of forfeiture on such RSUs lapses under Section 8(a), provided, however, that a director may elect to defer settlement of RSUs by filing an election with the Company by the end of the month following the grant of the RSUs or by such other deadline, prior to the lapse of the risk of forfeiture under Section 8(a), as may be specified by the Administrator, provided that any date so specified shall ensure effective deferral of taxation and otherwise comply with applicable laws.

     (i) Effect and Irrevocability of Elections. Elections relating to RSUs shall become irrevocable at the specified deadline for the filing of such elections, unless the Administrator specifies a different time. Elections may be modified or revoked by filing a new election prior to the time the election to be modified or revoked has become irrevocable. The latest election filed with the Administrator shall be deemed to revoke all prior inconsistent elections that remain revocable at the time of filing of the latest election.



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     (ii) Matters To Be Elected. The Administrator will provide a form or forms of election which will permit a director to make appropriate elections with respect to all relevant matters under this Section 8. This election form may be included in the document evidencing the grant of RSUs.

     (iii) Permitted Elections as to Settlement. Elections as to the time of settlement of deferred RSUs shall conform to the terms of Section 11(c).

A validly deferred RSU will remain forfeitable until the risk of forfeiture lapses in accordance with Section 8(a). Thereafter, although it will still be referred to as an RSU for purposes of the Program, it will be non-forfeitable.

     9. Annual Grants of Options. If, at the date of an annual meeting of shareholders at which a director is elected or reelected as a member of the Board (or at which members of another class of directors are elected or reelected, if the Company then has a classified Board), a director is a non-employee director eligible to participate in the Program at the close of business on that date, he or she shall be granted an Option to purchase 6,500 Shares, subject to adjustment as provided in Section 14(b).

     (a) Exercise Price. The exercise price per Share purchasable under an Option will be equal to 100% of the Fair Market Value of a Share on the date of grant of the Option.

     (b) Option Term. Options, to the extent not previously forfeited, shall expire at the earlier of (i) ten years after the date of grant, or (ii) one year after the Participant ceases to serve as a director of the Company for any reason except that, in the case of a termination due to Mandatory Retirement, any portion of the Option that vests and becomes exercisable at a date following the Mandatory Retirement, as provided in Section 9(c), shall expire one year after the date such portion vests and becomes exercisable. (Note: Portions of any Option that were vested and exercisable at the date of Mandatory Retirement will expire one year after such Mandatory Retirement, but in no event later than ten years after the date of grant).

     (c) Vesting and Exercisability. Options granted in 2002 and not previously forfeited shall vest and become exercisable by a Participant as to one-fifth of the number of Shares at the close of business on June 1 of each of the five calendar years following the date of grant of such award, rounded to the nearest number of whole Shares, and Options granted after 2002 and not previously forfeited shall vest and become exercisable by a Participant in full at the close of business on June 1 of the year following the date of grant of such award; provided, however, that:

     (i) If such Option has not previously vested or been forfeited, it shall vest and become exercisable in full upon a Change in Control, upon the Participant's death, or upon the termination of the Participant's service as a director due to Disability;

     (ii) If such Option has not previously vested or been forfeited, it shall vest and become exercisable as to the "Pro Rata Shares" upon a termination of the Participant's service as a director due to a voluntary termination of service (i.e., excluding termination due to Disability or Mandatory Retirement). For purposes of this Section 9(c)(ii), the "Pro Rata Shares" shall be the number of Shares determined by multiplying (A) the number of Shares as to which the Option would have vested and become exercisable if the Participant had continued to serve as a director through the anticipated date of the next annual meeting of shareholders by (B) a fraction the numerator of which is the number of days from the date of the latest annual meeting of shareholders through the date of the Participant's termination and the denominator of which is 365 (rounded up to the next whole share); and


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     (iii) Any portion of an Option that has not vested and become exercisable at the date of a director's Mandatory Retirement shall remain outstanding and vest and become exercisable at the time(s) specified in the first sentence of this Section 9(c), provided that such Option shall vest and become exercisable in full upon a Change in Control or the death of the director, and each such portion of the Option that vests after such Mandatory Retirement shall expire at the end of the one-year period following the date it becomes vested and exercisable as provided in Section 9(b).

Except in the case of a Mandatory Retirement or as otherwise determined by the Board, any portion of a Participant's Option that has not vested and become exercisable at or before the time of termination of the Participant's service as a director (this would include the entire unvested Option in the event of a director's removal from service) as provided herein will cease to vest and will be forfeited upon such termination.

     (d) Payment. The exercise price of an Option shall be paid to the Company either in cash or by the surrender of Shares, or any combination thereof, or in such other form or manner as may be established by the Administrator; provided, however, that, unless otherwise determined by the Administrator, Shares shall not be surrendered in payment of the exercise price if such surrender would result in additional accounting expense to the Company.

     10. Deferral of Fees In Deferred Shares and Deferred Cash. Each director of the Company who is eligible under Section 5 may elect, in accordance with
Section 10(a), to defer receipt of Director Compensation in the form of Deferred Shares under Section 10(b) or deferred cash under Section 10(c).

     (a) Elections. A director shall elect to participate in the deferral feature under this Section 10 and the terms of such participation by filing an election with the Company prior to the beginning of a Program Year (Program Years generally will begin at each annual meeting of shareholders or, in the case of a new director, upon initial appointment) or at such other date as may be specified by the Administrator, provided that any date so specified shall ensure effective deferral of taxation and otherwise comply with applicable laws.

     (i) Effect and Irrevocability of Elections. Elections shall be deemed continuing, and therefore applicable to Program Years after the initial Program Year covered by the election, until the election is modified or superseded by the Participant. Elections other than those subject to Section 11(c) shall become irrevocable at the commencement of the Program Year to which an election relates, unless the Administrator specifies a different time. Elections relating to the time of settlement of an Account shall become irrevocable at the time specified in Section 11(c). Elections may be modified or revoked by filing a new election prior to the time the election to be modified or revoked has become irrevocable. The latest election filed with the Administrator shall be deemed to revoke all prior inconsistent elections that remain revocable at the time of filing of the latest election.

     (ii) Matters To Be Elected. The Administrator will provide a form or forms of election which will permit a director to make appropriate elections with respect to all relevant matters under this Section 10 and Section 11.

     (iii) Time of Filing Elections. An election must be received by the Administrator prior to the deadline specified by the Administrator. Under no circumstances may a Participant defer compensation to which the Participant has attained, at the time of deferral, a legally enforceable right to current receipt of such compensation.


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     (b) Deferral of Director Compensation in the Form of Deferred Shares. If a
Participant has elected to defer receipt of a specified amount of Director Compensation in the form of Deferred Shares, a number of Deferred Shares shall be credited to the Participant's Account, as of the date such Director Compensation otherwise would have been payable to the Participant but for such election to defer, equal to (i) such amount otherwise payable divided by (ii) the Fair Market Value of a Share at that date. Deferred Shares credited under this Section 10(b) shall be subject to the terms and conditions of Deferred Shares specified in Sections 11(a), 11(b), and 11(c). The right and interest of each Participant in Deferred Shares credited to the Participant's Account under this Section 10(b) at all times will be nonforfeitable.

     (c) Deferral of Director Compensation in the Form of Deferred Cash. If a Participant has elected to defer receipt of a specified amount of Director Compensation in the form of deferred cash, an amount equal to such specified amount shall be credited to the Participant's Account as of the date such Director Compensation otherwise would have been payable to the Participant but for such election to defer. Deferred cash credited to a Participant's Account may be invested in such investment vehicles, other than an investment vehicle relating to the Company's stock, as may be designated from time-to-time by the Board or Board committee. The terms of any such investment (including relating to timing, crediting of earnings and losses, and reallocation among investment vehicles) shall be subject to such rules, regulations and determinations as may be adopted by the Administrator. Unless otherwise determined by the Board, one investment alternative will provide that interest may be credited with respect to cash balances in a Participant's Account at each Valuation Date in an amount equal to the average daily cash balance in such Account since the last Valuation Date multiplied by the interest rate as specified by the Board and applicable to the period since the last Valuation Date. The initial policy with respect to the interest rate under this Section 10(c), effective as of the Effective Date and continuing until modified or revoked by the Board, shall be to credit interest at the prime interest rate plus one percent, using for this purpose the prime interest rate of First Union Bank effective on the date of the latest annual meeting of shareholders of the Company. The Company may link the earnings and losses under designated investment vehicles to the returns of actual investments in such vehicles, which investments may be made directly by the Company or through a rabbi trust or other intermediary; provided, however, that the Participant shall have no rights with respect to any specific assets that would cause the Participant to be other than an unsecured creditor of the Company or to be otherwise in constructive receipt of any cash or property. The right and interest of each Participant relating to deferred cash credited to his or her Account at all times will be nonforfeitable.

     (d) Cessation of Service as a Director. If any Director Compensation otherwise subject to an election would be paid to a Participant after he or she has ceased to serve as a director, such payment shall not be subject to deferral under this Section 10, but shall instead be paid in accordance with the Company's regular non-employee director compensation policies.



     11. Other Terms of Accounts.

     (a) Dividend Equivalents on Share Units. Dividend equivalents will be credited on Share Units (i.e., RSUs and Deferred Shares) credited to a Participant's Account as follows:



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     (i)  Cash and Non-Share Dividends. If the Company declares and pays a dividend on Shares in the form of cash or property other than Shares, then a number of additional Share Units shall be credited to a Participant's Account as of the payment date for such dividend equal to (i) the number of Share Units credited to the Account as of the record date for such dividend, multiplied by (ii) the amount of cash plus the Fair Market Value of any property other than Shares actually paid as a dividend on each Share at such payment date, divided by
          (iii) the Fair Market Value of a Share at such payment date.

     (ii) Share Dividends and Splits. If the Company declares and pays a dividend on Shares in the form of additional Shares, or there occurs a forward split of Shares, then a number of additional Share Units shall be credited to the Participant's Account as of the payment date for such dividend or forward Share split equal to (i) the number of Share Units credited to the Account as of the record date for such dividend or split multiplied by (ii) the number of additional Shares actually paid as a dividend or issued in such split in respect of each Share.

     (b) Reallocation of Accounts. A Participant shall have no right to have amounts credited as cash in his or her Account reallocated or switched to Share Units in such Account or amounts credited as Share Units in such Account reallocated or switched to deferred cash in such Account, unless otherwise determined by the Board. The foregoing notwithstanding, in the event of a Change in Control, unless otherwise specifically elected by the Participant prior to the Change in Control, the Participant's Share Unit balance in his or her Account shall be automatically converted into deferred cash based on the Fair Market Value of Shares as of the close of business on the day of the Change in Control (or, if no Shares remain outstanding at that time, as of the close of business on the day preceding the Change in Control). If and to the extent authorized under Section 10(c), amounts of deferred cash may be reallocated among investment alternatives made available for cash deferrals under the Plan.

     (c) Elections as to Settlement. Each Participant, while still a director of the Company, shall file an election with the Administrator specifying the time or times at which the Participant's Account will be settled, following the Participant's termination of service as a director of the Company, and whether distribution will be in a single lump sum or in a number of annual installments not exceeding ten; provided, however, that, if no valid election has been filed as to the time of settlement of a Participant's Account or any portion thereof, such Account or portion thereof shall be distributed in a single lump sum on the first business day of the year following the year in which the Participant ceases to serve as a director. If installments are elected, such installments must be annual installments commencing not later than the first year following the year in which the Participant ceases to serve as a director (on such annual installment date as may be specified by the Administrator) and extending over a period not to exceed ten years.

     (i) Matters Covered by Election. Subject to the terms of the Program, the Administrator shall determine whether all deferrals under the Program must be subject to a single election as to the time or times of settlement, or whether settlement elections may relate to deferrals relating to a specified Program Year. If the Administrator permits elections to relate to a specified Program Year, such election shall apply to the amounts originally credited in respect of such Program Year and to any additional amounts credited as dividend equivalents or interest in respect of such originally credited amounts and previously credited additional amounts.

     (ii) Modifying Elections. A Participant may modify a prior election as to the time at which a Participant's Account (or portion thereof) will be settled at any time prior to the time the Participant ceases to serve as a director of the Company, subject to such requirements as may be specified by the Administrator. Such modification shall be made by filing a new election with the Administrator. The foregoing notwithstanding, elections under this Section 11(c) shall not be permitted, including elections which would have the effect of advancing the time of settlement of any portion of the Account, if permitting such an election would result in constructive receipt by the Participant of compensation in respect of the Participant's Account prior to the actual settlement of such Account.

     (d) Statements. The Administrator will furnish statements to each Participant reflecting the amounts credited to a Participant's Account, transactions therein, and other related information no less frequently than once each calendar year. Statements may be combined with other information, including information with respect to other compensation plans, being provided to the Participant.

     (e) Fractional Shares. The amount of Share Units credited to an Account shall include fractional Shares calculated to at least three decimal places.

     12. Settlement of Accounts. The Company will settle a Participant's Account by making one or more distributions to the Participant (or his or her Beneficiary, following Participant's death) at the time or times, in a lump sum or installments, as specified in the Participant's election(s) filed in accordance with Sections 8(c) and 11(c);provided, however, that an Account will be settled at times earlier than those specified in such election in accordance with Sections 12(b), 12(c) or 12(d); and provided further, that RSUs as to which no valid election to defer has been filed will be settled in accordance with
Section 8(a).

     (a) Form of Distribution. Distributions in settlement of a Participant's Account shall be made only in cash, except that Share Units shall be settled in Shares to the extent provided under Section 2(s). A Participant will have no right to elect to receive an actual Share in settlement of a Share Unit to be settled in cash under Section 2(s) or to elect to receive cash in settlement of a Share Unit to be settled in actual Shares under Section 2(s).

     (b) Death or Disability. If a Participant ceases to serve as a director due to death or Disability or dies prior to distribution of all amounts from his or her Account, the Company shall make a single lump-sum distribution to the Participant or his or her Beneficiary. Any such distribution shall be made as soon as practicable following notification to the Company of the Participant's death or Disability.

     (c) Financial Emergency and Other Payments. Other provisions of the Program notwithstanding, if, upon the written application of a Participant, the Board determines that the Participant has a financial emergency of such a substantial nature and beyond the Participant's control that payment of amounts previously deferred under the Program is warranted, the Board may direct the payment to the Participant of all or a portion of the balance of an Account and the time and manner of such payment.

     (d) Distribution Upon a Change in Control. Upon a Change in Control, the Company shall make a single lump-sum distribution to the Participant in settlement of his or her Account as promptly as practicable following the Change in Control.

     13. Definitions Relating to Change in Control. For purposes of this Program, the following definitions shall apply:

     (a) "Beneficial Owner," "Beneficially Owns," and "Beneficial Ownership" shall have the meanings ascribed to such terms for purposes of Section 13(d) of the Exchange Act and the rules thereunder, except that, for purposes of this
Section 13, "Beneficial Ownership" (and the related terms) shall include Voting Securities that a Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, options or otherwise, regardless of whether any such right is exercisable within 60 days of the date as of which Beneficial Ownership is to be determined.

     (b) "Change in Control" means and shall be deemed to have occurred if, after the Effective Date,

     (i) any Person, other than the Company or a Related Party, acquires directly or indirectly the Beneficial Ownership of any Voting Security of the Company and immediately after such acquisition such Person has, directly or indirectly, the Beneficial Ownership of Voting Securities representing 20 percent or more of the total voting power of all the then-outstanding Voting Securities; or

     (ii) those individuals who as of the Effective Date constitute the Board or who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the Effective Date or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

     (iii) there is consummated a merger, consolidation, recapitalization or reorganization of the Company, a reverse stock split of outstanding Voting Securities, or an acquisition of securities or assets by the Company (a "Transaction"), other than a Transaction which would result in the holders of Voting Securities having at least 80 percent of the total voting power represented by the Voting Securities outstanding immediately prior thereto continuing to hold Voting Securities or voting securities of the surviving entity having at least 60 percent of the total voting power represented by the Voting Securities or the voting securities of such surviving entity outstanding immediately after such Transaction and in or as a result of which the voting rights of each Voting Security relative to the voting rights of all other Voting Securities are not altered; or

     (iv) there is implemented or consummated a plan of complete liquidation of the Company or a sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in Related Parties owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction.

     (c) "Person" shall have the meaning ascribed for purposes of Section 13(d) of the Exchange Act and the rules thereunder.

     (d) "Related Party" means (i) a majority-owned subsidiary of the Company; or (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or
(iii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities; or (iv) if, prior to any acquisition of a Voting Security which would result in any Person Beneficially Owning more than ten percent of any outstanding class of Voting Security and which would be required to be reported on a Schedule 13D or an amendment thereto, the Board approved the initial transaction giving rise to an increase in Beneficial Ownership in excess of ten percent and any subsequent transaction giving rise to any further increase in Beneficial Ownership; provided, however, that such Person has not, prior to obtaining Board approval of any such transaction, publicly announced an intention to take actions which, if consummated or successful (at a time such Person has not been deemed a "Related Party"), would constitute a Change in Control.

     (e) "Voting Securities" means any securities of the Company which carry the right to vote generally in the election of directors.

     14. General Provisions.

     (a) Limits on Transferability. Restricted Stock prior to the lapse of restrictions, Options, RSUs, Deferred Shares, deferred cash, and all other rights under the Program will not be transferable by a Participant except by will or the laws of descent and distribution, or to a Beneficiary in the event of a Participant's death, and will not otherwise be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or engagements, or torts of any Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Program shall be void. The foregoing notwithstanding, the Administrator may permit a Participant to transfer Options and related rights to one or more trusts, partnerships, or family members during the lifetime of the Participant solely for estate planning purposes, but only if and to the extent then consistent with the registration of any offer and sale of Shares related thereto on Form S-8, Form S-3, or such other registration form of the Securities and Exchange Commission as may then be permitted to be filed with respect to the Program. The Company may rely upon the beneficiary designation last filed in accordance with this Section 14(a).

     (b) Adjustments. In the event that any large, special and non-recurring dividend or other distribution in the form of cash or other property, recapitalization, forward or reverse split, Share dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of a Participant's rights under the Program, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares reserved and available for delivery under the Program and to be subject to Restricted Stock, Options, RSUs and Deferred Shares thereafter granted or credited, (ii) the number of Shares subject to Restricted Stock, Options and RSUs automatically granted under Sections 7, 8 and 9, (iii) the number and kind of Shares outstanding as Restricted Stock, (iv) the number and kind of Shares deliverable upon exercise of outstanding Options, and the exercise price per Share thereof (provided that no fractional Shares will be delivered upon exercise of any Option), and (v) the number and kind of Shares then credited as RSUs and Deferred Shares (taking into account any Share Units credited as dividend equivalents under Section 11(a)) and by reference to which RSUs and Deferred Shares are valued under the Program.

     (c) Receipt and Release. Payments (in any form) to any Participant or Beneficiary in accordance with the provisions of the Program shall, to the extent thereof, be in full satisfaction of all claims for the compensation deferred and relating to the Account to which the payments relate against the Company, the Board, or the Administrator, and the Administrator may require such Participant or Beneficiary, as a condition to such payments, to execute a receipt and release to such effect. In the case of any payment under the Program of less than all amounts then credited to an Account in the form of RSUs or Deferred Shares, the amounts paid shall be deemed to relate to the Deferred Shares credited to the Account at the earliest time.

     (d) Compliance. The Company shall have no obligation to settle any Account of a Participant (in any form) until all legal and contractual obligations of the Company relating to establishment of the Program and such settlement shall have been complied with in full. In addition, the Company shall impose such restrictions on Shares delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the Nasdaq National Market or any other stock exchange or automated quotation system upon which the Shares are then listed or quoted, any state securities laws applicable to such a transfer, any provision of the Company's Articles of Incorporation or By-Laws, or any other law, regulation, or binding contract to which the Company is a party.

     (e) Changes to the Program and Awards. The Board may amend, suspend, discontinue, or terminate the Program, the authority to grant awards under the Program, or any outstanding award (and any agreement relating thereto) without the consent of any other party, including shareholders or Participants; provided, however, that any amendment shall be subject to shareholder approval if and to the extent then required under applicable rules of the Nasdaq National Market or any other stock exchange or automated quotation system upon which the Shares may then be listed or quoted; and provided further, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any award theretofore granted. The foregoing notwithstanding, the Board, in its sole discretion, may terminate the Program (in whole or in part) and may distribute to any Participant (in whole or in part, and whether or not in connection with a termination of the Program) the amounts credited to the Participant's Account.

     (f) Unfunded Status of Program; Creation of Trusts. The Program is intended to constitute an "unfunded" Program for deferred compensation and Participants shall rely solely on the unsecured promise of the Company for payment hereunder (except insofar as Shares are issued in connection with Restricted Stock). With respect to any payment not yet made to a Participant under the Program, nothing contained in the Program shall give a Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Board may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Program, which trusts or other arrangements shall be consistent with the "unfunded" status of the Program unless the Board otherwise determines with the consent of each affected Participant. The establishment and maintenance of, or allocations and credits to, the Account of any Participant shall not vest in any Participant any right, title or interest in and to any Program assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Program and in accordance with the terms of any trust.

     (g) Other Participant Rights. No Participant shall have any of the rights or privileges of a stockholder of the Company under the Program, including as a result of the grant of an Option or crediting of RSUs. Deferred Shares or other amounts to an Account, or the creation of any Trust and deposit of Shares therein, except at such time as such Option may have been duly exercised or Shares may be actually delivered in settlement of an Account (in whole or in part); provided, however, that a Participant granted Restricted Stock shall have rights of a stockholder except to the extent that those rights are limited by the terms of the Program and the agreement relating to the Restricted Stock. No provision of the Program, document relating to the Program, or transaction hereunder shall confer upon any Participant any right to continue to serve as a director of the Company or in any other capacity with the Company or a subsidiary or to be nominated for reelection as a director, or interfere in any way with the right of the Company to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 14(a), the Program shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

     (h) Continued Service as an Employee. If a Participant ceases to serve as a director and, immediately thereafter, is employed by the Company or any subsidiary, then such Participant will not be deemed to have ceased to serve as a director at that time, and his or her continued employment by the Company or any subsidiary will be deemed to be continued service as a director; provided, however, that, for purposes of Section 5, such former director will not be deemed to be a non-employee director eligible for further grants of awards.

     (i) Governing Law. The validity, construction, and effect of the Program, any rules and regulations under the Program, and any agreement under the Program shall be determined in accordance with the Pennsylvania Business Corporation Law, to the extent applicable, other laws (including those governing contracts) of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws, and applicable federal law.

     (j) Limitation. A Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of Restricted Stock, Options, RSUs or Deferred Shares, and neither the Company, the Board nor the Administrator shall be liable or responsible therefor.

     (k) Severability. In the event that any provision of the Program shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Program but shall be fully severable, and the Program shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

     (l) Nonexclusivity of the Program. The adoption of the Program by the Board shall not be construed as creating any limitation on the power of the Board to adopt such other compensatory arrangements for directors as it may deem desirable.

     (m) Effective Date and Program Termination. The Program, as amended and restated herein, shall be effective as of the Effective Date. Unless earlier terminated by action of the Board, the Program will remain in effect until such time as no Shares remain available for delivery under the Program and the Company has no further rights or obligations under the Program with respect to outstanding Options or other awards under the Program.


Approved by the Board of Directors on June 27, 2002